Exhibit 21.1

EDGEWELL PERSONAL CARE COMPANY
List of Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Percentage of Control
American Safety Razor Australia Pty. Limited	Australia	100%
Edgewell Personal Care Australia Pty. Ltd.	Australia	100%
Edgewell Personal Care Austria GmbH	Austria	100%
Edgewell Personal Care Canada ULC	British Columbia (Canada)	100%
Cremo Holding Company, LLC	California	100%
Cremo Company, LLC	California	100%
Schick Cayman Islands Ltd.	Cayman Islands	100%
Edgewell Cayman Islands Ltd.	Cayman Islands	100%
Edgewell Personal Care Chile SpA	Chile	100%
Edgewell Personal Care Netherlands B.V., Agencia en Chile	Chile	100%
Schick (Guangzhou) Company Limited	China	100%
Edgewell Personal Care Colombia S.A.S.	Colombia	100%
Personna International CZ s.r.o.	Czech Republic	100%
Billie, Inc.	Delaware	100%
Callahan Corp.	Delaware	100%
Edgewell Personal Care Brands, LLC	Delaware	100%
Edgewell Personal Care, LLC	Delaware	100%
Edgewell Personal Care Middle East, Inc.	Delaware	100%
Edgewell Personal Care Taiwan Ltd.	Delaware	100%
Jack Black, L.L.C.	Delaware	100%
Playtex Manufacturing, Inc.	Delaware	100%
Playtex Marketing Corporation	Delaware	50%
Playtex Products, LLC	Delaware	100%
Schick Manufacturing, Inc.	Delaware	100%
Sun Pharmaceuticals, LLC	Delaware	100%
Tanning Research Laboratories, LLC	Delaware	100%
Edgewell Personal Care Middle East, Inc. DMCC Branch	Dubai	100%
Hawaiian Tropic Europe, Inc.	Florida	100%
Edgewell Personal Care France SAS	France	100%
Edgewell Personal Care Holding GmbH	Germany	100%
Wilkinson Sword GmbH	Germany	100%
Edgewell Personal Care Hong Kong Limited	Hong Kong	100%
Schick Asia Limited	Hong Kong	100%
Wisely Co., Ltd.	Hong Kong	13%
Hawaiian Tropic Europe, LLC, Ireland Branch	Ireland	100%
Edgewell Personal Care Italy S.r.L.	Italy	100%
Schick Japan Kabushiki Kaisha	Japan	100%
Centro de Manufactura Edgewell Obregon, S. de R.L. de C.V.	Mexico	100% (Partnership)
Edgewell Personal Care Mexico S.A. de C.V.	Mexico	100%

Personna International de Mexico, S.A. de C.V.	Mexico	100%
Edgewell Personal Care Netherlands B.V.	Netherlands	100%
Edgewell Personal Care New Zealand ULC	New Zealand	100%
Carewell Industries, Inc.	New York	100%
Edgewell Personal Care Peru S.A.	Peru	100%
Edgewell Personal Care Poland sp.zo.o.	Poland	100%
Edgewell Personal Care Puerto Rico, Inc.	Puerto Rico	100%
Schick (Guangzhou) Company Limited, Shanghai Branch	Shanghai	100%
Edgewell Personal Care Spain, S.L.	Spain	100%
Edgewell Personal Care Taiwan Ltd., Taiwan Branch	Taiwan	100%
Bulldog Skincare Holdings Limited	United Kingdom	100%
Bulldog Skincare Limited	United Kingdom	100%
Edgewell Personal Care UK Limited	United Kingdom	100%
Edgewell Personal Care Holdings UK Ltd.	United Kingdom	100%
Edgewell Personal Care Investments UK Ltd.	United Kingdom	100%
Shavekit Limited	United Kingdom	19%
Mintology Limited	United Kingdom	49%
Wilkinson Sword Limited	United Kingdom	100%
Edgewell Personal Care VZ, C.A.	Venezuela	100%